                                  Exhibit 99.1
                                  ------------

FROM:  LONE STAR STEAKHOUSE & SALOON, INC.
               224 East Douglas, Suite 700
               P.O. Box 12726
               Wichita, Kansas 67277

               Rubenstein Associates, Inc.
               Public Relations - Tel:  212-843-8050/212-843-8054
               Contact:  Robert Solomon/John Henderson
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                                                           FOR IMMEDIATE RELEASE

         LONE STAR STEAKHOUSE & SALOON, INC. ANNOUNCES THE EXTENSION OF
                    LETTER OF INTENT FOR SALE OF THE COMPANY

            WICHITA,  KANSAS,  April 29, 2002 - Lone Star  Steakhouse  & Saloon,
Inc.  (Nasdaq  National  Market:  STAR) today announced that it has extended the previously  announced  non-binding  Letter of  Intent  with  Bruckmann,  Rosser,
Sherrill & Co., Inc. to May 4, 2002.

            Lone Star Steakhouse & Saloon, Inc. owns and operates a chain of 249 domestic and 25  international  Lone Star Steakhouse & Saloon  restaurants.  The
Company also owns and  operates 5 Del Frisco's  Double Eagle Steak Houses and 15
Sullivan's Steakhouses.

This  press  release  contains  certain  forward-looking  statements,  which are intended to be covered by the safe  harbors  created by the  Private  Securities
Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements  involve risks and uncertainty,  including  without  limitation,  the ability  of the  Company  to  legally  set aside  funds for the  payment of cash dividends.  Although the Company  believes that the  assumptions  underlying the
forward-looking   statements  contained  herein  are  reasonable,   any  of  the
assumptions could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking  statements included in this press release will prove to be accurate. In light of significant  uncertainties inherent in the forward-looking statements  included  herein,  the inclusion of such  information  should not be regarded  as a  representation  by the  Company  or any  other  person  that the objectives and plans of the Company will be achieved.